                       REAL ESTATE ASSOCIATES LIMITED III
                            9090 WILSHIRE BOULEVARD
                        BEVERLY HILLS, CALIFORNIA 90211

                                   IMPORTANT

Dear Limited Partners:                                              May 24, 2001

      Your General Partners of Real Estate Associates Limited III(1) want to remind you that the deadline to fax in your WHITE consent revocation card is THURSDAY, MAY 31, 2001. YOUR VOTE IS CRITICAL TO THE FUTURE OF YOUR INVESTMENT. PLEASE ACT TODAY!

      As we told you, Bond Purchase, L.L.C., the Dissident, is asking limited partners to sign consent forms to remove, we believe without cause, your existing General Partners and replace your experienced Managing General Partner with Bond Purchase's affiliate, which has no significant assets, net worth or business history. DO NOT SIGN ANY BLUE CONSENT CARD OR OTHER MATERIALS YOU MAY RECEIVE FROM BOND PURCHASE.

      We urge you to consider the facts:

      - Bond Purchase was described by a Missouri Circuit Court in October 1999 as follows: "[Bond Purchase] and its principals run what are known in the investment community as 'vulture funds,' seeking to buy limited portions of real estate partnerships with a view to ousting current management and potential liquidation of the partnership assets." (emphasis added) WE BELIEVE THE DISSIDENT'S INTERESTS ARE NOT ALIGNED WITH YOURS. DO NOT BE MISLED.

      - Your General Partners have determined to distribute to the limited partners up to $3 million of your Partnership's cash reserves by year end to the extent not otherwise utilized prior to that time. DO NOT BE MISLED.

      - Your General Partners have been successful in managing your Partnership and its assets on your behalf. From the Partnership's inception through 1990, the limited partners obtained tax benefits in excess of their investments. In 1998, we sold our interest in many real estate assets and in March 1999, we made a cash distribution to the limited partners of more than $6.8 million. We continue to negotiate with appropriate parties to sell or refinance our remaining interests in real estate assets, to bring the maximum value to all of our limited partners. DO NOT BE MISLED.

---------------

(1) Real Estate Associates Limited III, a California limited partnership (the "Partnership").

      - Your General Partners are convinced that Bond Purchase's principal motivation is to seize control of your Limited Partnership with its substantial cash reserve. DO NOT BE MISLED.

      Based upon Bond Purchase's solicitation materials, which we believe are misleading and inaccurate, it appears to us that the Dissident will do or say almost anything to get your vote. Remember, the Dissident's interests are not the same as yours. We urge you, in what we believe is in your own best interest, to reject this hostile, unsolicited takeover attempt.

                             YOUR VOTE IS IMPORTANT

      To ensure that your General Partners are not removed and continue to work successfully on your behalf, you are urged to sign, date and then PLEASE FAX AND MAIL YOUR WHITE CONSENT REVOCATION CARD TODAY if you have not already done so to:

                           ACS Security Services Inc.
                          3988 No. Central Expressway
                              Bldg. 5, Sixth Floor
                                Dallas, TX 75204
                              Fax: (214) 887-7198
                              Attn: Shari Eastwood

For your convenience, we have enclosed another consent revocation card for your use.

      Your current Managing General Partner, with over 20 years of successful experience on your behalf, remains committed to acting in the best interests of all limited partners.

      Thank you for your interest and many expressions of support.

                                       Sincerely,

                                       National Partnership Investments Corp.
                                       Managing General Partner.
                            ------------------------

      IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE, PLEASE CALL D.F. KING & CO., INC., WHICH IS ASSISTING US IN THIS MATTER, AT 1-800-269-6427.
                            ------------------------

                         FORM OF CONSENT REVOCATION CARD

                       REAL ESTATE ASSOCIATES LIMITED III

        THIS REVOCATION OF CONSENT IS SOLICITED BY REAL ESTATE ASSOCIATES LIMITED III IN OPPOSITION TO THE SOLICITATION BY BOND PURCHASE, LLC.

     The undersigned, a limited partner of Real Estate Associates Limited III (the "Partnership"), acting with respect to all of the limited partnership interests held by the undersigned, hereby revokes any and all consents that the undersigned may have given with respect to each of the following proposals:

               THE GENERAL PARTNERS OF THE PARTNERSHIP UNANIMOUSLY
             RECOMMEND THAT YOU "REVOKE CONSENT" FOR ITEMS 1 AND 2.

1. Removal of General Partners

                       [ ] REVOKE CONSENT   [ ] DO NOT REVOKE CONSENT

2. Continuation of the Partnership and election of new general partner, New G.P.

                       [ ] REVOKE CONSENT   [ ] DO NOT REVOKE CONSENT


     IF NO DIRECTION IS MADE, THIS CONSENT REVOCATION CARD WILL BE DEEMED TO REVOKE ALL PREVIOUSLY EXECUTED CONSENTS WITH RESPECT TO ANY OR ALL OF THE PROPOSALS SET FORTH HEREIN.

          PLEASE SIGN, DATE, FAX TO (214) 887-7198 ATTN: SHARI EASTWOOD
                  AND MAIL THIS CONSENT REVOCATION CARD TODAY.

     Please sign your name below. If your interests are held jointly, each limited partner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

                                     Dated:______________________________, 2001

                                     __________________________________________
                                     Name:

                                     __________________________________________
                                     Title:
                                     __________________________________________
                                     Name (if held jointly):
                                     Title:

                                     PLEASE SIGN, DATE AND RETURN THIS CONSENT
                                     REVOCATION PROMPTLY. IF YOU HAVE ANY
                                     QUESTIONS OR NEED ASSISTANCE, PLEASE CALL
                                     D.F. KING & CO., INC. TOLL-FREE AT
                                     1-800-249-6427.